UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020 (October 23, 2020)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Planned Retirement of David L. Mead from Board of Directors
On October 23, 2020, David L. Mead, Chairman of the Board, informed the Board of Directors of Peoples Bancorp Inc. (“Peoples”) of his decision to retire from the Board of Directors of Peoples and the Board of Directors of Peoples’ banking subsidiary, Peoples Bank, effective March 31, 2021. Mr. Mead will step down as Chairman of the Board of Peoples and Peoples Bank on October 31, 2020, and director Susan D. Rector will succeed him as Chairman of the Board of both companies effective November 1, 2020. Peoples’ press release announcing Mr. Mead’s retirement and the Chairman of the Board succession is attached as Exhibit 99 to this Current Report of Form 8-K and incorporated herein by reference. A copy of Mr. Mead’ communication to the Board of Directors of his retirement is included as Exhibit 17 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
17	Letter received by Peoples Bancorp Inc. on October 23, 2020 from David L. Mead giving notice of his intention to retire from the Boards of Peoples Bancorp Inc. and Peoples Bank on March 31, 2021.
99	News Release issued by Peoples Bancorp Inc. on October 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	October 27, 2020	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer